Exhibit 99.3

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2007 FINANCIAL RESULTS

FIRST QUARTER 2007 HIGHLIGHTS

•	Total revenue increased to $352.5 million

•	Adjusted EBITDA increased to $236.7 million

•	Cash provided by operating activities increased to $171.4 million

•	Free Cash Flow increased to $139.9 million

•	Net income increased to $22.2 million

Boston, Massachusetts – May 7, 2007 – American Tower Corporation (NYSE: AMT) today reported financial results for the first quarter ended March 31, 2007.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Wireless communications continue to increase in importance for consumers and business users alike. As a result, our major customers in both the U.S. and Latin America are enjoying sustained growth in revenue and profitability. Moreover, wireless service providers are focusing on improving the quality of their services and launching new services.

“These two factors, the profitable growth of the wireless industry and its focus on high quality existing and new services, drive strong demand for tower space that we believe is sustainable over time. Our first quarter financial results reflect both this overarching industry growth trend and American Tower’s ability to consistently deliver the highest operating margins in the tower sector.

“We are also taking advantage of the size and quality of our tower portfolio to advance our financial strategy. Our recently completed $1.75 billion securitization of a portion of our tower assets increased our financial flexibility while reducing our cost of financing. With the securitized financing in place, we are in a solid position to move forward on additional improvements to our balance sheet while supporting our ongoing share repurchase program and maintaining our readiness to pursue strategic opportunities.”

First Quarter 2007 Operating Highlights

American Tower generated the following operating results for the quarter ended March 31, 2007 (unless otherwise indicated, all comparative information is compared against the quarter ended March 31, 2006):

Total revenues increased 10% to $352.5 million and rental and management segment revenues increased 9% to $346.0 million. Rental and Management Segment Gross Margin increased 11% to $265.8 million and Services segment revenue and Gross Margin increased to $6.4 million and $2.9 million, respectively.

Total selling, general, administrative and development expense was $48.6 million. The Company’s selling, general, administrative and development expense for the quarter includes stock-based compensation expense of $16.7 million and $2.8 million of additional costs related to the review of the Company’s stock option granting practices, related legal and governmental proceedings and other related costs. Including these additional costs related to the stock option review, Adjusted EBITDA increased 10% to $236.7 million and Adjusted EBITDA Margin was 67%. Income from operations increased to $86.1 million, and net income increased to $22.2 million, or $0.05 per basic and diluted common share.

Free Cash Flow increased to $139.9 million, consisting of $171.4 million of cash provided by operating activities, less $31.4 million of payments for purchases of property and equipment and construction activities, including $16.6 million of discretionary capital spending. The Company completed the construction of 22 towers and the installation of 4 in-building systems during the quarter and spent approximately $9.9 million on ground lease purchases.

Subsequent to the end of the first quarter of 2007, the Company received net proceeds of approximately $80 million in connection with the successful completion of its refund claim with the Internal Revenue Service related to the carry back of certain federal net operating losses.

Please refer to Non-GAAP and Defined Financial Measures on pages 3 and 4 for definitions of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 8 through 11.

Stock Repurchase Program

During the quarter ended March 31, 2007, the Company completed its $750 million stock repurchase program and commenced repurchases pursuant to its $1.5 billion stock repurchase program. As a result, during the quarter the Company repurchased a total of 12.6 million shares of its Class A common stock for approximately $496 million. As of May 2, 2007, the Company had repurchased pursuant to its publicly announced stock repurchase programs an aggregate of 29.3 million shares of its Class A common stock for approximately $1,039 million since November 2005, which includes the repurchase of 3.7 million shares of its Class A common stock for approximately $144 million subsequent to March 31, 2007. The Company expects to complete the remaining $1,211 million of stock repurchases pursuant to its current $1.5 billion stock repurchase program by February of 2008.

Financing Highlights

On May 4, 2007, the Company completed the issuance, in a private transaction, of $1.75 billion of Commercial Mortgage Pass-Through Certificates. The Certificates are backed by debt of two special-purpose subsidiaries of the Company, which are secured primarily by mortgages on their interests in 5,295 wireless and broadcast communication towers and the related tower sites. The Certificates have an expected life of seven years with a final maturity date of April 2037 and the weighted average interest rate on the certificates is approximately 5.61%.

The Company used a portion of the net proceeds from the offering of the Certificates to repay approximately $765 million outstanding under its SpectraSite credit facility, plus accrued interest thereon and other costs related thereto, as well as $250 million under its American Tower revolving credit facility. The Company expects to use the remaining net proceeds to fund the repurchase of approximately $325 million of the Company’s 7.25% senior subordinated notes due 2011 of American Towers, Inc. pursuant to the tender offer previously announced by the Company, to pay other consideration payable in connection with the tender offer and the related consent solicitation, and for general corporate purposes. Pro forma for the securitization, including the use of proceeds described above, the Company had approximately $1.0 billion of available liquidity as of May 7, 2007.

Full Year 2007 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of May 7, 2007. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2007
Rental and management segment revenue	$1,400	to	$1,420
Rental and management segment gross margin (1)	1,070	to	1,093
Services segment revenue	23	to	27
Services segment gross margin (1)	12	to	14
Adjusted EBITDA (1, 2)	962	to	991
Depreciation, accretion and amortization	526	to	530
Interest expense	235	to	225
Income from continuing operations (3)	64	to	79
Payments for purchase of property and equipment and construction activities (4)	140	to	150

(1)	See Non-GAAP and Defined Financial Measures below.
(2)	Adjusted EBITDA outlook does not include any estimate of future costs with respect to the legal and governmental proceedings related to the review of the Company’s stock option granting practices. Adjusted EBITDA excludes $49 million to $53 million of stock-based compensation expense.
(3)	Includes $28 million loss on retirement of long-term obligations related to the Company’s repayment of the SpectraSite credit facility, inducements of the Company’s 3.25% Convertible Notes due 2010 and the previously announced tender offer for the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc.
(4)	The Company’s full year 2007 outlook for capital expenditures includes costs for the construction of approximately 200 new wireless towers and the installation of 25 in-building systems and approximately $40 million of land purchases.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its first quarter 2007 results and the Company’s outlook for the full year 2007. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047 and International: (706) 645-9644, access code 5191904. A replay of the call will be available from 9:30 a.m. ET May 7, 2007 until 11:59 p.m. ET May 14, 2007. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 5191904. American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be accessible on the Company’s website.

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites in the United States, Mexico and Brazil. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Services Segment Gross Margin as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-

lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as income from operations before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility; (5) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (6) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (7) a substantial portion of our revenues is derived from a small number of customers; (8) status of Iusacell Celular’s financial restructuring exposes us to risks and uncertainties (9) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (10) we could have liability under environmental laws; (11) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (12) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (15) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (16) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (17) our stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; (18) pending civil litigation relating to our stock option granting practices exposes us to risks and uncertainties; and (19) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$47,151	$281,264
Available-for-sale securities	14,329	22,986
Accounts receivable, net	33,734	29,368
Prepaid and other current assets	75,929	63,919
Deferred income taxes	88,481	88,485

Total current assets	259,624	486,022

Property and equipment, net	3,165,156	3,218,124
Goodwill	2,188,327	2,189,767
Other intangible assets, net	1,782,129	1,820,876
Deferred income taxes	488,385	482,710
Notes receivable and other long-term assets	436,291	415,720

Total	$8,319,912	$8,613,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$173,587	$187,634
Accrued interest	53,079	41,319
Current portion of long-term obligations	1,643	253,907
Unearned revenue	78,009	86,769

Total current liabilities	306,318	569,629

Long-term obligations	3,570,293	3,289,109
Other long-term liabilities	446,281	365,974

Total liabilities	4,322,892	4,224,712

Minority interest in subsidiaries	3,502	3,591

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,457	4,378
Additional paid-in capital	7,627,891	7,502,472
Accumulated deficit	(2,737,461)	(2,733,920)
Accumulated other comprehensive income	7,855	16,079
Treasury stock	(909,224)	(404,093)

Total stockholders’ equity	3,993,518	4,384,916

Total	$8,319,912	$8,613,219

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Rental and management	$346,029	$316,259
Network development services	6,445	4,150

Total operating revenues	352,474	320,409

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	83,761	79,541
Network development services	3,522	2,071
Depreciation, amortization and accretion	130,194	133,261
Selling, general, administrative and development expense (1)	48,643	36,313
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	244	1,514

Total operating expenses	266,364	252,700

INCOME FROM OPERATIONS	86,110	67,709

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,498	3,498
Interest income	3,617	1,358
Interest expense	(53,274)	(54,257)
Loss on retirement of long-term obligations	(4,152)	(21,577)
Other income	2,998	3,729

Total other expense	(47,313)	(67,249)

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	38,797	460

Income tax provision	(17,631)	(1,826)
Minority interest in net earnings of subsidiaries	(88)	(257)
Income on equity method investments	2	4

INCOME (LOSS) FROM CONTINUING OPERATIONS	21,080	(1,619)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	1,148	(318)

NET INCOME (LOSS)	$22,228	$(1,937)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE AMOUNTS
Income (loss) from continuing operations	$0.05	$(0.01)
Income (loss) from discontinued operations	—	—

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.05	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	421,627	417,379

DILUTED	439,557	417,379

(2)	Selling, general, administrative and development expense includes $16,667 and $9,511 of stock-based compensation expense for the three months ended March 31, 2007 and March 31, 2006, respectively.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income (loss)	$22,228	$(1,937)
Non-cash items reflected in statements of operations	152,344	158,617
Non-cash stock compensation expense	16,667	9,511
Increase in assets	(30,765)	(30,762)
Increase in liabilities	10,913	16,267

Cash provided by operating activities	171,387	151,696

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(31,445)	(28,376)
Payments for acquisitions	(10,061)	(724)
Proceeds from sale of businesses, investments and other long-term assets	9,095	1,636
Deposits and other long-term assets	65	(50)

Cash used for investing activities	(32,346)	(27,514)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Borrowings under credit facilities	310,000	179,000
Repayment of notes payable, credit facilities and capital leases	(225,849)	(182,024)
Purchases of Class A common stock	(499,013)	(162,680)
Proceeds from stock options, warrant and stock purchase plans	46,845	16,179
Deferred financing costs and other financing activities	(5,137)	(1,785)

Cash used for financing activities	(373,154)	(151,310)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(234,113)	(27,128)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,264	112,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$47,151	$85,573

CASH PAID FOR INCOME TAXES	$4,547	$7,333

CASH PAID FOR INTEREST	$39,793	$34,971

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

Three Months Ended March 31, 2007
Selling, general, administrative and development expense breakout:
Rental and Management segment overhead	$16,147
Services segment overhead	1,062
Corporate expenses (1)	14,767
Stock-based compensation expense	16,667

Total selling, general, administrative and development expense	$48,643

(1)	Includes $2,790 of additional costs related to the review of the Company’s stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended March 31, 2007.

Three Months Ended March 31, 2007
Interest expense detail:
Credit Facilities	$28,540
7.250% Senior Subordinated Notes, due 2011	5,892
7.500% Senior Notes, due 2012	4,219
7.125% Senior Notes, due 2012	8,583
5.000% Convertible Notes, due 2010	2,083
3.250% Convertible Notes, due 2010	562
3.000% Convertible Notes, due 2012	2,610
Other interest expense, including amortization of deferred financing fees	785

Total Interest Expense	$53,274

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	March 31, 2007
Credit Facilities (1)	$2,005,000
7.250% Senior Subordinated Notes, due 2011 (2)	325,075
7.500% Senior Notes, due 2012	225,000
7.125% Senior Notes, due 2012	503,183
5.000% Convertible Notes, due 2010	59,683
3.250% Convertible Notes, due 2010 (3)	49,833
3.000% Convertible Notes, due 2012	344,521
Other debt, including capital leases	59,641

Total debt	$3,571,936
Cash and cash equivalents	47,151

Net debt (Total debt less cash and cash equivalents)	$3,524,785

(1)	Includes $1,280,000 related to the American Tower credit facility and $725,000 related to the SpectraSite credit facility.
(2)	As previously announced, the Company expects to complete its tender offer for the repurchase of up to $325,075 principal amount of 7.25% Senior Subordinated Notes of American Towers, Inc. on May 18, 2007.
(3)	During the quarter ended March 31, 2007, holders of approximately $58,036 principal amount of the Company’s 3.25% Convertible Notes due 2010 converted their notes into 4.7 million shares of the Company’s Class A common stock. Subsequent to March 31, 2007 holders of approximately $7,500 principal amount of the Company’s 3.25% Convertible Notes due 2010 converted their notes into 0.6 million shares of the Company’s Class A common stock. In connection with the conversions, the Company paid the noteholders approximately $2,901 calculated based on accrued and unpaid interest and the discounted value of future interest payments on the notes.

UNAUDITED SELECTED FINANCIAL INFORMATION, Continued

($ in thousands, except where noted)

SHARE COUNT ROLLFORWARD (in millions):
Total shares outstanding, as of December 31, 2006	424.7
Shares repurchased	(12.6)
Shares issued – convertible note inducements and warrant exercises	4.8
Shares issued – employee stock option exercises	2.9

Total shares outstanding, as of March 31, 2007	419.7

SELECTED CASH FLOW DETAIL:

Three Months Ended March 31, 2007

Payments for purchase of property and equipment and construction activities:
Discretionary – new tower build and in-building installation	$6,736
Discretionary – land purchases	9,874
Improvements/Augmentation	13,398
Corporate	1,437

Total	$31,445

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended March 31, 2007	Wireless	Broadcast	In-building	Total
Beginning Balance, January 1, 2007	21,862	407	136	22,405
New Construction	22	—	4	26
Acquisitions	26	—	—	26
Reductions	(20)	—	(1)	(21)

Ending Balance, March 31, 2007	21,890	407	139	22,436

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

($ in thousands, except where noted)

The reconciliation of net income (loss) to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Segment Gross Margin, Services Segment Operating Profit and Services Segment Gross Margin are as follows:

	Three Months Ended March 31,
	2007	2006
Net income (loss)	$22,228	$(1,937)
(Income) loss from discontinued operations, net	(1,148)	318

Income (loss) from continuing operations	21,080	(1,619)

Interest expense	53,274	54,257
Interest income	(3,617)	(1,358)
Income tax provision	17,631	1,826
Depreciation, amortization and accretion	130,194	133,261
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	244	1,514
Loss on retirement of long-term obligations	4,152	21,577
Minority interest in net earnings of subsidiaries	88	257
Income on equity method investments	(2)	(4)
Stock-based compensation expense	16,667	9,511
Other income	(2,998)	(3,729)

Adjusted EBITDA	$236,713	$215,493

Corporate expenses, excluding stock-based compensation expense	14,767	10,003
Services segment overhead	1,062	1,053
Services segment operating expenses	3,522	2,071
Services segment revenue	(6,445)	(4,150)

Rental and Management Segment Operating Profit	$249,619	$224,470

Rental and Management segment overhead	16,147	15,746

Rental and Management Segment Gross Margin	$265,766	$240,216

Adjusted EBITDA (from above)	$236,713	$215,493
Corporate expenses, excluding stock-based compensation expense	14,767	10,003
Rental and Management segment overhead	16,147	15,746
Rental and Management segment operating expenses	83,761	79,541
Interest income, TV Azteca, net	(3,498)	(3,498)
Rental and Management segment revenue	(346,029)	(316,259)

Services Segment Operating Profit	$1,861	$1,026

Services segment overhead	1,062	1,053

Services Segment Gross Margin	$2,923	$2,079

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES, Continued

($ in thousands, except where noted)

The calculation of Adjusted EBITDA Margin is as follows:

	Three Months Ended March 31,
	2007	2006
Adjusted EBITDA	$236,713	$215,493
Divided by total operating revenues	352,474	320,409

Adjusted EBITDA Margin	67%	67%

The calculation of Free Cash Flow is as follows:

	Three Months Ended March 31,
	2007	2006
Cash provided by operating activities	$171,387	$151,696
Payments for purchase of property and equipment and construction activities	(31,445)	(28,376)

Free Cash Flow	$139,942	$123,320

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows: ($ in millions)

	Full Year 2007
Income from continuing operations	$64	to	$79
Interest expense	235	to	225
Depreciation, amortization and accretion	526	to	530
Stock-based compensation expense	49	to	53
Other, including impairments, net loss on sale of long-lived assets, restructuring and merger related expense, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and minority interest in net earnings of subsidiaries (1)	88	to	104

Adjusted EBITDA	$962	to	$991

(1)	Includes $28 million loss on retirement of long-term obligations related to the Company’s repayment of the SpectraSite credit facility, inducements of the Company’s 3.25% Convertible Notes due 2010 and the previously announced tender offer for the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc.